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                                                                   Exhibit 10.19

          Amendments to the Varco International, Inc. 1990 Stock Option Plan

          WHEREAS,   the Board of Directors of the Corporation deem it desirable and in the best interests of the Corporation and its shareholders that the Corporation's 1990 Stock Option Plan (the "Plan") be amended in certain respects;

          NOW, THEREFORE, BE IT RESOLVED, that paragraph F of Section 6(b) of the Plan be, and the same hereby is, amended to read in its entirety as follows:

               F. Other Severance. In the event an employee's employment with Varco and its subsidiaries is terminated for any reason other than as set forth in paragraphs D and E above, any Nonstatutory Option which he holds may be exercised, to the extent it was exercisable on the date of termination of his employment, within such period after the date of termination of his employment (not to exceed ninety (90) days) as the Committee shall prescribe in his option agreement. For purposes of this Paragraph F, an employee's employment shall be deemed to have terminated on the earlier of the date his employment terminates or the date he receives written notice that his employment is or will be terminated. Such Option shall expire upon the expiration of such period unless the employee dies prior thereto, in which event he shall be deemed to have died on the date his employment terminated; provided, however, in no event shall such Option be exercised more than ten years from the date such Option was granted.

     and further

          RESOLVED, that paragraph F of Section 6(c) of the Plan be, and the same hereby is, amended to read in its entirety as follows:

               F. Other Severance. In the event an employee's employment with Varco and its subsidiaries is terminated for any reason other than as set forth in paragraphs D and E above, any Incentive Stock Option which he holds may be exercised, to the extent it was exercisable on the date of termination of his employment, within such period after the date of termination of his employment (not to exceed ninety (90) days) as the Committee shall prescribe in his option agreement. For purposes of this Paragraph F, an employee's employment shall be deemed to have terminated on the earlier of the date his employment terminates or the date he receives written notice that his employment is or will be terminated. Such Option shall expire upon the expiration of such period unless the employee dies prior thereto, in which event he shall be deemed to have died on the date his employment terminated; provided, however, in no event shall such Option be exercised more than ten years from the date such Option was granted.

          and further

          RESOLVED, that the Compensation Committee of the Board of Directors, as the Committee under the Plan, is authorized, in its sole discretion and from time to time, to amend any option outstanding under the Plan in a manner consistent with the foregoing amendments to the Plan; and

          RESOLVED, that each of the officers of the Corporation be, and he hereby is, authorized and directed to perform all acts and to execute and deliver all
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          certificates and documents and to take or cause to be taken all other action as any such officer may deem necessary or appropriate to carry out the foregoing resolutions and to comply with the terms and provisions of the Plan.